SCHEDULE 14C
                         (RULE 14C-101)
          INFORMATION REQUIRED IN INFORMATION STATEMENT
                    SCHEDULE 14C INFORMATION

         INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
             OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission
     Only (as permitted by Rule 14c-5 (d) (2))
[x] Definitive Information Statement

                   HARRELL INTERNATIONAL, INC.
        (Name of Registrant as Specified in Its Charter)

  (Name of Person(s) Filing Proxy Statement, if Other Than the
Registrant(s)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[  ] Fee computed on the table below per Exchange Act Rules  14c-
     5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     (4)  Proposed maximum aggregate value of transaction:


     (5)  Total fee paid:

[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
          (1)  Amount Previously Paid:

          (2)  Form, Schedule or Registration Statement No.:


          (3)  Filing Party:

          (4)  Date Filed:                    HARRELL INTERNATIONAL, INC.
                    211 EAST LOUISIANA STREET
                      MCKINNEY, TEXAS 75069

                      INFORMATION STATEMENT

              **WE ARE NOT ASKING FOR A PROXY AND
           YOU ARE REQUESTED NOT TO SEND US A PROXY**


INTRODUCTION

This Information Statement is being furnished to the stockholders of record of Harrell International, Inc. (the _Company_) as of March 3, 2000, in connection with the adoption of the Amended and Restated Certificate of Incorporation (the _Amended and Restated Certificate_) by the written consent of the holders of a majority interest of the Company's voting capital stock consisting of the Company's outstanding Common Stock. $0.01 par value (the "Common Stock"). On February 9, 2000 the Company's Board of Directors approved and recommended that the Certificate of Incorporation be amended and restated in order to:

     .    change the name of  the Company to Harrell  Hospitality
          Group, Inc.; and

     .    prevent invalidation of interested party transactions.

The Amended and Restated Certificate was approved by written consent on February 9, 2000, of the stockholders owning a majority of the outstanding Common Stock, and the Amended and Restated Certificate was filed and accepted by the Delaware Secretary of State on February 16, 2000 with a delaying provision that will not become effective until March 31, 2000.

The elimination of the need for a special meeting of stockholders to approve the Amended and Restated Certificate is made possible by
Section 228 of the Delaware General Corporate Law (the _DGCL_), which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to
Section 242 of the DGCL, a majority f the outstanding shares of voting stock entitled to vote thereon s required in order to amend the Company's Certificate of Incorporation. In order to eliminate the costs and time involved in holding a special meeting and in order to effect the Amended and Restated Certificate as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the voting stock of the Company.

On February 9, 2000, there were 1,226,580 outstanding shares of Common Stock and approximately 695 holders of record of Common Stock. The approval of the Amended and Restated Certificate requires the written consent of the holders of a majority of the outstanding shares of the Common Stock, and each share of the Common Stock was entitled to one vote with respect of the approval of the Amended and Restated Certificate. By written consent in lieu of a meeting, holders of 905,798 shares of the Common Stock, representing approximately 73.8% of the outstanding voting power, have approved the listed corporate actions.

Under applicable federal securities laws, the Amended and Restated Certificate cannot be effected until at least 20 calendar days after this information statement is sent or given to the stockholders of the Company. The approximate date this information statement is first being sent or given to stockholders is March 3, 2000.

AMENDED AND RESTATED CERTIFICATE OF AMENDMENT

In    February, 2000, the Board of Directors approved, subject to the approval of the Company's stockholders, the Amended and Restated Certificate, which amends and/or adds certain provisions of the Certificate of Incorporation to:

     .    change the name of  the Company to Harrell  Hospitality
          Group, Inc.; and

     .    prevent invalidation of interested party transactions.

In February, 2000, stockholders owning a majority of the outstanding Common Stock approved the Amended and Restated Certificate. The Company wishes to restate the Certificate of Incorporation so that all amendments to date will be contained in one document. A copy of the Amended and Restated Certificate is attached to this document as Exhibit _A_.

EFFECT OF THE AMENDED AND RESTATED CERTIFICATE

After the Amended and Restated Certificate becomes effective, the
name of the Company will  be Harrell Hospitality Group, Inc.   In
addition, the charter is updated so that an officer or director, or an affiliate of either, may contract with and do business with the
Company.   These changes  do not  effect the  relative rights
or privileges of the holders of currently outstanding Common Stock.

REASON FOR THE AMENDMENT AND RESTATED CERTIFICATE

The name of the Company is being changed to reflect the focus  of
the Company on  hotel related services and business.   Management
believes Harrell Hospitality Group, Inc. more accurately indicates the nature of the Company's business and believes that this will aid the marketing efforts of the Company. The other change to the charter updates the articles of incorporation to permit more flexibility in the contracting and transactions for the Company.

                              By Order of the Board of Directors,



                              Norman L. Marks, President
McKinney, Texas
February 18, 2000

                           EXHIBIT _A_

              RESTATED CERTIFICATE OF INCORPORATION
                        WITH  AMENDMENTS
                               OF
                   HARRELL INTERNATIONAL, INC.

     Harrell International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation")

     DOES HEREBY CERTIFY:

FIRST:    The  present  name   of  the  Corporation  is   Harrell
International, Inc.    The Certificate  of Incorporation  of  the
Corporation was originally filed with the Secretary of the State of Delaware on January 21, 1987.

SECOND:   That, pursuant to the  provisions of Section 141,  151,
242, and 245 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation by an Unanimous Written Consent dated as of February 9, 2000, did hereby adopt the following resolutions:

     RESOLVED, that it is hereby proposed and declared advisable to amend the Certificate of Incorporation of the Corporation by changing Article One thereof so that, as amended, it shall read in its entirety as follows:

          The name of the corporation is Harrell Hospitality Group, Inc.

     RESOLVED, that it is hereby proposed and declared advisable to amend the Certificate of Incorporation of the Corporation by adding Article Eight so that it shall read in its entirety as follows:

                          ARTICLE EIGHT

          No contract or other transaction between the corporation and any other corporation, firm or other entity or individual shall be affected or invalidated by the fact that any one or more of the directors or officers of the corporation is or are interested in or is a director or officer of such other corporation, a member of such firm, or a partner or member of such entity; and any director or officer, individually or jointly, may be a party to or may be interested in any contract or transaction with the corporation or which the corporation is interested.



THIRD:    That the holders of a majority of the outstanding stock
of the Corporation entitled to a vote on the foregoing proposed amendment have signed and delivered to the Corporation a written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware, and written notice has been given as provided by Section 228(d).

FOURTH:   That the aforementioned  amendment was duly adopted  in
accordance with the applicable provisions of Section 242 of the eneral Corporation Law of the State of Delaware.

FIFTH:    The Certificate of Incorporation and all amendments and
supplements to  them  are superseded  by the  following  restated
Certificate of Incorporation, which accurately copy the entire text as well as incorporate the amendment set forth above:

                           ARTICLE ONE

     The name of the corporation is Harrell Hospitality Group, Inc.

                           ARTICLE TWO

     The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington,
County of New Castle.   The name of  the registered agent of  the
corporation at such address is The Corporation Trust Company.

                          ARTICLE THREE

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                          ARTICLE FOUR

     The total number of shares of all classes of stock which the
corporation  shall  have  authority  to  issue  is  ten   million
(10,000,000) divided into two classes as follows:

     Nine million (9,000,000) shares shall be Class A common stock, $.01 par value per share ("Class A Common Stock");
     and

     One million (1,000,000) shares shall be preferred stock, $1.00 par value per share (the "Preferred Stock").

The Preferred Stock shall be entitled to receive dividends, out of any funds legally available for that purpose, at the annual rate of ten percent (10%) of the par value and no more, payable in preference and priority to any dividends on the Class A Common Stock, as the Board of Directors may from time to time determine. The right to dividends on the Preferred Stock is not cumulative. Except as otherwise required by law, the Preferred Stock shall have no voting rights. The corporation, at the option of the Board of Directors, may at any time redeem the whole, or from time to time any part, of the outstanding Preferred Stock by paying in cash the par value per share plus all dividends declared but unpaid. Such Preferred Stock shares are considered redeemed, and dividends cease to accrue, upon notice mailed to the last known address of the holder and the earlier of (i) payment of the redemption price to the holder, or (ii) deposit of the redemption price with a bank or trust company with irrevocable instructions to pay the holder the redemption price upon surrender of the certificates evidencing the Preferred Stock. Upon liquidation of the corporation, the holders of any outstanding shares Preferred Stock shall be entitled to receive an amount per share equal to the par value thereof and no more, payable in preference and priority to any amounts payable upon liquidation to the holders of any outstanding Class A Common Stock.

                          ARTICLE FIVE

     The business and affairs of the corporation shall be managed by the board of directors which shall consist of one or more persons. The exact number of directors shall be fixed from time to time by, or in the manner provided in, the bylaws of the corporation and may be increased or decreased as therein provided. Directors of the Corporation need not be elected by ballot unless required by the bylaws. The board of directors is authorized to adopt, amend or repeal the bylaws, in whole or in part, except any bylaw provision adopted or amended by the stockholders which expressly limits the alteration, amendment or repeal thereof to stockholder action.

                           ARTICLE SIX

     (a)  The corporation shall indemnify any person who was or is a party or is  threatened to be made  a party to any  threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in  settlement actually and  reasonably incurred by him  in connection with such action, suit or proceeding if he acted in good faith and in  a manner  he reasonably believed  to be  in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause  to believe
his  conduct was unlawful.   The termination of any  such action,  suit,
or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, and reasonable cause to believe that his conduct was unlawful.

     (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the orporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against  expenses  (including
attorneys'  fees)  actually   and easonably  incurred by  him in
connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person have been adjudicated to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in the view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and
(b), or in defense of any claim, issue or matter therein, he shall be indemnified against expense (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable
standard of conduct  set forth in paragraphs  (a) and (b).   Such
determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors or directors by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article. Such expense incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against liability under the provisions of this Article.

     (h) For purposes of this Article, reference to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had  continued,
would have had power   and authority to indemnify its
directors, officers, and employees or gents, so that any person who is or was a director, officer, mployee or agent of such constituent corporation, or was serving at the request of such constituent corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this Article, reference to _other enterprises_ shall include employee benefit plans; reference to _fines_ shall include any excise taxes assessed on a person with respect to an employee benefit plan, and references to _serving at the request of the corporation_ shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner _not opposed to the best interest of the corporation_ as referred to in this Article.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k)  It is  the purpose  and intention of  this Article   to
provide for indemnification and advancement of expenses or the persons covered hereby to the fullest extent permitted by law. Any subsequent changes in the law which have the effect of enlarging the powers of a corporation to provide indemnification or advancement of expense shall be deemed to have been incorporated herein without further stockholder action.

                          ARTICLE SEVEN

     A director of this corporation shall not be personally liable to the corporation  or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
(I) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct
or a knowing violation of law, (iii) under Section 174 of
the General Corporation Law of the State  of Delaware,
or  (iv) for any  transaction from which the director derived
an  improper  personal benefit.    Neither  the amendment
nor repeal of this Article, nor the adoption of any provision of the certificate of incorporation inconsistent with this Article shall eliminate or reduce the effect of this Article in respect to any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.
This Article shall not apply to or have any effect on the liability or alleged liability of any director of this corporation for or with respect to any acts or omissions of such directors occurring prior to the effective date of such Article.

                          ARTICLE EIGHT

     No contract or other transaction between the corporation and any other corporation, firm or other entity or individual shall be affected or invalidated by the fact that any one or more of the directors or officers of the corporation is or are interested in or is a director or officer of such other corporation, a member of such firm, or a partner or member of such entity; and any director or officer, individually or jointly, may be a party to or may be interested in any contract or transaction with the corporation or which the corporation is interested.

SIXTH:    This  Restated   Certificate  of   Incorporation   with
Amendments shall be effective as of March 31, 2000.

     IN WITNESS WHEREOF, said Harrell International, Inc., has caused this certificate to be executed by Norman L. Marks, its President, and attested to by Paul L. Barham, its Secretary, this 14th day of February, 2000.

                              HARRELL INTERNATIONAL, INC.


                              By:  /s/ Norman L. Marks
                                   Norman L. Marks, President
Attest:

By:  /s/ Paul L. Barham
     Paul L. Barham, Secretary